                                                                   EXHIBIT 2.19P
                                                                   -------------
                                          Pages where confidential treatment has
                                        been requested are stamped "Confidential
                                   Treatment Requested and the Redacted Material
                                 has been separately filed with the Commission,"
                                  and places where information has been redacted
                                                    have been marked with (***).


                             FIFTY SIXTH AMENDMENT
                                      TO
                             RESTATED AND AMENDED
               CSG MASTER SUBSCRIBER MANAGEMENT SYSTEM AGREEMENT
                                    BETWEEN
                               CSG SYSTEMS, INC.
                                      AND
                     AT&T BROADBAND MANAGEMENT CORPORATION


This 56th Amendment (the "Amendment") is effective as of the 30/th/ day of September, 2001, and is made by and between CSG Systems, Inc., a Delaware corporation ("CSG"), and AT&T Broadband Management Corporation (f/k/a TCI Cable Management Corporation) ("Customer"). CSG and Customer are parties to a certain Restated and Amended CSG Master Subscriber Management System Agreement dated August 10, 1997, which has subsequently been amended pursuant to separately executed amendments (collectively, the "Agreement"), and now desire to amend the Agreement in accordance with the terms and conditions set forth in this Amendment. If the terms and conditions set forth in this Amendment shall be in conflict with the Agreement, the terms and conditions of this Amendment shall control. Any terms in initial capital letters or all capital letters used as a defined term but not defined in this Amendment, shall have the meaning set forth in the Agreement. Upon execution of this Amendment by the parties, any subsequent reference to the Agreement between the parties shall mean the Agreement as amended by this Amendment. Except as amended by this Amendment, the terms and conditions set forth in the Agreement shall continue in full force and effect according to their terms.

The parties hereto agree as follows:

1. This Amendment voids the Fifty-Fourth Amendment to this Agreement in its entirety as of the effective date of such Amendment thereby eliminating any effect of the 54/th/ Amendment on this Agreement. Notwithstanding the foregoing, CSG agrees to adjust the charges on any previous invoices issued to Customer pursuant to the Fifty-Fourth Amendment in accordance with the changes to the fees set forth in this Amendment. Such adjustment will be reflected on the December 2001 invoice issued by CSG to Customer.

2. As of the date of execution of this Amendment, Customer receives CSG's CSG Ticket Express(TM) service pursuant to the Fourteenth Amendment to the Agreement dated March 31, 1999 (the "Fourteenth Amendment"). Customer no longer desires to receive CSG's CSG Ticket Express(TM) service. Therefore, effective as of September 1, 2001, the Fourteenth Amendment shall be terminated in its entirety and have no further force or effect, except for Paragraph 5 of such Amendment. Notwithstanding the foregoing, Customer shall still be responsible for paying CSG all of the fees due in relation to the Fourteenth Amendment for all months prior to its termination.

3. Customer desires to receive CSG Care Express(R). Therefore, for the term of the license as set forth in Paragraph 4 and subject to payment of the fees set forth in Paragraph 6, CSG grants Customer, and Customer hereby accepts from CSG, a non-exclusive and non-transferable license to use the software constituting CSG Care Express(R) (the "Term License") in object code form only, and only for Customer's own internal purposes and business operations with the Services for providing accounting and billing services to its subscribers. The Term License is limited to the number of One Time Registered Users procured by Customer pursuant to Paragraph 6(b). Customer agrees that it shall not: (i) reverse engineer, decompile or disassemble any of the Term License; (ii) sell, lease or sublicense any of the Term License; (iii) publish any results of benchmark tests on the Term License;
     (iv) create, write or develop any derivative


 CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES OF THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR OUTSIDE
                          THEIR RESPECTIVE COMPANIES

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."


     of the Term License; (v) use the Term License to provide any service to or on behalf of any third parties in a service bureau capacity; (vi) permit any other person to use the Term License, whether on a time-sharing, remote job entry or other multiple user arrangement; and (vii) install the Term License, or any update or enhancement thereto, on a network or other multi-user computer system unless CSG specifically authorizes it in writing. Nothing in this Agreement shall entitle Customer to receive the source code of the Term License in whole or in part.

4. The Term License granted in Paragraph 3 above, and the terms related to the CSG Operations and Facilities Management Services, shall be effective for a term commencing on September 1, 2001 and shall terminate on December 31, 2003. Notwithstanding the foregoing, Customer shall, upon ninety (90) days written notice, have the right to terminate the Term License and any CSG Operations and Facilities Management Services related to the Term License, provided that Customer has paid to CSG at least $*** in the Term License, Registered User Maintenance, CSG Operations, Facilities Management Services, and Non-Registered User fees. Upon notice of termination of the Term License, and during such ninety (90) day period prior to termination of the License Term, CSG will provide Customer, subject to the payment of any unpaid fees accrued in accordance with Paragraph 6 of this Amendment, a data file of CSG Care Express(R) data which will include statement data, e-mail id, login id and password, and any other da7ta or information retained by CSG Care Express(R). Furthermore, CSG will retain any data or information and make that data or information available to Customer for a period of thirty (30) days after termination of the Term License and any support, maintenance and/or facility management services related thereto. Should Customer desire, CSG will also provide Customer with a data file of customer data contained within CCS. Any services provided by CSG under this Paragraph 4 shall be performed in pursuant to and in accordance with a mutually agreeable Statement of Work. In neither case shall these one-time data feeds be construed as an interface. Such data files will not be provided by CSG for any purpose other than to help Customer transition to a new web based application with similar functionality as CSG's Care Express(R).

5. Although the duration of the Term License as set forth in Paragraph 4 of this Amendment is different from the term of the Agreement as set forth in
     Section 15 of the Agreement, the rest of the terms and conditions of the Agreement, including, but not limited to, Section 17(d), shall apply with respect to CSG Care Express(R), but only during the duration of the Term License.

6.   Schedule D of the Agreement shall be amended to include the following fees
     ----------
for the CSG Care Express(R).

     (a) Installation Services (per request)
     .   Electronic Bill Presentment (EBP)                                 Quote
     .   Self-Care                                                         Quote
         All installation services and the associated fees shall be set forth in a mutually agreed upon Statement of Work. Reimbursable Expenses are additional.

     (b) Fees for EBP and Self-Care:
     .   One Time Registered User License Fee (($***) per registered
         user)                                                            $(***)
         - Term License Fee through December 31, 2003
         - Capacity for up to (***) registered users
         - Customer shall pay CSG the $(***) license fee as follows:
                    . $(***) due on April 15, 2002
           Note: In the event that Customer exceeds (***) registered users, Customer shall be required to license additional registered user capacity in incremental blocks of (***) registered users at $(***) per each registered user, prorated for the remaining term of the Term License. Such proration of the license fee due to CSG shall be calculated based upon the prorated time period from the date the additional licenses are granted to Customer to December 31, 2003. For example, if Customer licensed additional registered user capacity of (***) registered users on November 1, 2002, the license fee would be $(***) per registered user or a total of $(***). Such additional licenses shall be granted to Customer via a duly executed amendment to the Agreement.
     .   Monthly Registered User Maintenance Fee (per registered user)    $(***)


 CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES OF THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR OUTSIDE
                          THEIR RESPECTIVE COMPANIES

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."


     .  Monthly CSG Operations Fee (per registered user)*                 $(***)
     .  Monthly Facilities Management Services Fees**:
        - Registered User Management Fee (per registered user)            $(***)
        - Statement Storage Fee (per statement stored)                    $(***)

     .  Non-Registered User Fee (per non-registered user transaction)     $(***)
     .  Online Bill Payment (per transaction)
          Note: CSG's credit card processing services are required for online bill payment. The accepted transaction fee for such services are set forth in Schedule D, Section 15 of the Agreement.
                   ----------
             *Note: Including operations of interconnected systems for which CSG maintains in relation to the CSG Care Express(R) application.
           **Note: Customer desires, and CSG agrees, to host CSG Care Express(R) and provide facilities management services to Customer through the license term set forth in Paragraph 4 of this Amendment. Customer, however, shall have the option to host, at Customer's location, the services provided by CSG under the Facilities Management Services fees set forth in 4/th/ bullet point) of 3(b) above. In the event that Customer desires to host the services provided by CSG under 4/th/ bullet point of 3(b) above, Customer shall provide CSG with at least 90 days prior written notice that CSG is to cease to provide such services to Customer. In such event, the Monthly Facilities Management Services Fee shall terminate upon Customer's assumption of the host function. Any associated transition requirements and costs will be set forth in a mutually executed Statement of Work.

(c)  Monthly Fee Minimum
     Commencing the month in which this Amendment is executed, Customer shall be responsible for paying CSG a monthly minimum fee in relation to the Register User Maintenance Fee, CSG Operations Fee, Facilities Management Services Fees, and Non-Registered User Fee set forth above. The monthly minimum fee shall be paid in accordance with the following schedule:

     -------------------------------------------------------------------------------------------------------------
                        Time Period                            Monthly Minimum                    Total
     -------------------------------------------------------------------------------------------------------------
     -------------------------------------------------------------------------------------------------------------
     September 2001 - March 2002                                           $(***)                         $(***)
     -------------------------------------------------------------------------------------------------------------
     April 2002 - June 2002                                                $(***)                         $(***)
     -------------------------------------------------------------------------------------------------------------
     July 2002 - December 2002                                             $(***)                         $(***)
     -------------------------------------------------------------------------------------------------------------
     January 2003 - June 2003                                              $(***)                         $(***)
     -------------------------------------------------------------------------------------------------------------
     July 2003 - November 2003                                             $(***)                         $(***)
     -------------------------------------------------------------------------------------------------------------
     December 2003                                                         $(***)                         $(***)
     -------------------------------------------------------------------------------------------------------------
     Total payment as of December 2003                                     $(***)                         $(***)
     -------------------------------------------------------------------------------------------------------------

     Notwithstanding the foregoing, the monthly minimum fees shall only be due to CSG until Customer has paid to CSG at least $(***) in Registered User Maintenance, CSG Operations, Facilities Management Services, and Non-Registered User fees. Thereafter, the monthly minimum fee shall no longer be applicable.

(b)  Web Page Maintenance & Programming Services (per person, per hour)    Quote
     The hourly rate used shall be Customer's then current rate for Technical Services (minimum of 1 hour)

(e)  Custom Development                                                    Quote
     All custom development services and the associated fees shall be set forth in a mutually agreed upon Statement of Work. Reimbursable Expenses are additional. The hourly rate used shall be Customer's then current rate for Technical Services.

 CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES OF THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR OUTSIDE
                          THEIR RESPECTIVE COMPANIES

                                               "Confidential Treatment Requested
                                              and the Redacted Material has been
                                          separately filed with the Commission."


   Note: In the event that Customer desires or is required to produce a physical statement, then, in addition to the fees set forth above, Customer shall be responsible for paying the CCS Print and Mail Services Fees as set forth in Schedule D, Section 6.
   ----------

7. During term set forth in Paragraph 4 of this Amendment, the CSG Care Express(R) application will be available *********** percent ((***)%) of the time, on a monthly basis, excluding downtime for maintenance for up to **** (***) hours per week to occur during CSG's published scheduled downtime for CSG Care Express(R). In the event CSG's scheduled downtime for maintenance is expected to exceed **** (***) hours in a particular week, CSG shall provide Customer with ******** (***) days prior notice. However, in no event shall the monthly average of downtime exceed *** (***) hours per week. For purposes of this Paragraph 7, downtime does not include network capabilities beyond the CSG point of demarcation including, but not limited to, telephone lines, individual terminals, controllers or modems not located on CSG's property. CSG shall use commercially reasonable efforts to provide Customer with a minimum of *** (***) weeks advance notice to Customer for downtime for system maintenance. CSG shall provide written reports on a monthly basis indicating CSG's performance with regard to these standards.

   If CSG fails to meet the performance standards set forth above ("Failed Standard"), Customer shall provide CSG with written notice (the "Notice") within *** (***) days of the date of the monthly report that describes with specificity the nature of the Failed Standard. If the noticed Failed Standard persists for a second month, then Customer shall be entitled to the exclusive remedy for a Failed Standard prescribed below in this Paragraph 7, which the parties agree shall be construed to be liquidated damages and not a penalty. For clarification purposes, once a Failed Standard is cured by CSG, by meeting the (***)% availability requirement for the month immediately following the Failed Standard, any subsequent notice provided by Customer with respect to failure to meet the (***)% availability standard shall be considered a new and separate Failed Standard for purposes of calculating Customer's remedies below.

   (a) If CSG cures the noticed Failed Standard by achieving a (***)% availability for the month in which CSG receives the Notice, there shall not be any credit owed to the Customer.

   (b) If CSG fails to cure the Failed Standard for the month in which it receives the Notice, then Customer shall receive a credit equal to the Total Monthly Fees paid or payable by Customer to CSG for the previous month in which the Failed Standard occurred multiplied by the product of
       (i) (***)% minus the service level percentage for that month in which the Failed Standard occurred multiplied by (ii) the multiple ***** (***).

   (c) For purposes of this Paragraph 7, the "Total Monthly Fees" shall include the greater of monthly fees paid by Customer to CSG in accordance with either Section B or Section C of Schedule D of the Agreement, as amended by Paragraph 6 of this Amendment.

   (d) The remedy formula set forth in Paragraph 7(b) above will continue to be applied for each consecutive month in which a Failed Standard occurs until the (***)% performance standard is again achieved in a subsequent month.

   (e) Notwithstanding the above, in no event shall a credit for a Failed Standard exceed the Total Monthly Fees paid by Customer to CSG for the previous month in which the Failed Standard occurred.

CSG SYSTEMS, INC. ("CSG")                 AT&T BROADBAND MANAGEMENT
                                          CORPORATION ("CUSTOMER")

By:     /s/  Peter E. Kalan               By:    /s/  Joe W. Bagan
        ---------------------------              -------------------------
Name:   Peter E. Kalan                    Name:  Joe W. Bagan
        ---------------------------              -------------------------
Title:  CFO                               Title: SVP & CIO
        ---------------------------              -------------------------


 CONFIDENTIAL AND PROPRIETARY INFORMATION - FOR USE BY AUTHORIZED EMPLOYEES OF THE PARTIES HERETO ONLY AND IS NOT FOR GENERAL DISTRIBUTION WITHIN OR OUTSIDE
                          THEIR RESPECTIVE COMPANIES